  Exhibit 5.2
Snell & Wilmer L.L.P.
Hughes Center
3883 Howard Hughes Parkway, Suite 1100
Las Vegas, NV 89169-5958
TELEPHONE: 702.784.5200
FACSIMILE: 702.784.5252

June 18, 2020

RumbleOn, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada counsel to RumbleOn, Inc., a Nevada corporation (the “Company”), in connection with the Company's preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration and sale by the selling securityholders named in the Registration Statement of an aggregate of $38,750,000 aggregate principal amount of the Company’s 6.75% Convertible Senior Notes due 2025 (the “Notes”) and 968,750 shares (the “Shares”) of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), issuable upon conversion of the Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof; (ii) the Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the Amended Bylaws of the Company, as amended, as currently in effect; (iv) the Indenture, dated January 14, 2020, by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which indenture the Notes were issued (the “Indenture”); (v) form of Note attached as Exhibit A to the Indenture, (vi) the Registration Rights Agreement, dated as of January 14, 2020 (the “Registration Rights Agreement”); and (vii) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the authorization of the Notes, the Indenture, the Registration Rights Agreement, the issuance, sale and registration of resale of the Notes, the reservation, the issuance upon conversion of the Notes and registration of resale of the Shares, and other related matters. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In addition, we have assumed that the Notes were duly authorized and validly issued. We have also assumed that, upon the issuance of any Shares issuable upon conversion of the Notes, the total number of shares of Class B Common Stock issued and outstanding will not exceed the total number of shares of Class B Common Stock that the Company is then authorized to issue under its Articles of Incorporation, as amended. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others. We have also assumed that (i) the Indentures were duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the issuance and terms of the Notes were duly authorized by the Company by all necessary corporate action; (iii) the terms of the Notes and of their issuance and sale were duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation of the Company, as amended, and the Amended Bylaws of the Company, as amended, and so as to comply with any requirement, restriction, consent, approval, license or authorization imposed or granted by any court or governmental body having jurisdiction over the Company; (iv) the Notes were duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor; and (v) the Notes constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the selling securityholders, have been duly and validly authorized for issuance, and, if and when certificates representing such Shares have been duly executed, countersigned, registered and delivered upon conversion of such Notes in accordance with the terms of such Notes and the Indenture, as described in the Registration Statement, then such Shares will be validly issued, fully paid and non-assessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assumed that the Notes were, and the Shares will be, issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion if any applicable laws change after date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Snell & Wilmer L.L.P.